                                                                  Exhibit H-5.1
                                                                    Page 1 of 2

CONECTIV
PROJECTION WITH SECURITIZATION
CASH FLOW


                                                                                   Quarter Ending
                                                       ----------------------------------------------------------------
                                                       3/31/2002     6/30/2002      9/30/2002    12/31/2002        2003
                                                       ---------     ---------      ---------    ----------        ----
Net Income                                                 *             *              *             *             *
Other                                                      *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash From Operations                                   *             *              *             *             *

Capital Expenditures                                       *             *              *             *             *
Sale of Assets                                             *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash Used in Investing                                 *             *              *             *             *

Short-Term Debt                                            *             *              *             *             *
Construction Loan                                          *             *              *             *             *
Long-Term Debt                                             *             *              *             *             *
Securitization Debt (including                             *             *              *             *             *
maturity)
Preferred Stock                                            *             *              *             *             *
Preferred Dividends                                        *             *              *             *             *
Common Dividends                                           *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash Provided by Financing                             *             *              *             *             *

Net Change in Cash                                         *             *              *             *             *

Cash & Cash Equivalents                     *              *             *              *             *             *

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                  Exhibit H-5.1
                                                                    Page 2 of 2


CONECTIV
PROJECTION
CAPITALIZATION



(Excluding securitization)         12/31/2001     3/31/2002     6/30/2002      9/30/2002     12/31/2002       2003
                                   ----------     ---------     ---------      ---------     ----------       ----
SHORT-TERM DEBT                        *              *             *              *             *              *
CONSTRUCTION LOAN                      *              *             *              *             *              *
LONG-TERM DEBT                         *              *             *              *             *              *
SECURITIZATION DEBT                    *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL DEBT                             *              *             *              *             *              *

PREFERRED STOCK                        *              *             *              *             *              *
                                       *              *             *              *             *              *
COMMON STOCK & APIC                    *              *             *              *             *              *
RETAINED EARNINGS                      *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
COMMON EQUITY                          *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                   *              *             *              *             *              *
                                   =================================================================================

TOTAL DEBT                             *              *             *              *             *              *
PREFERRED STOCK                        *              *             *              *             *              *
COMMON EQUITY                          *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                   *              *             *              *             *              *
                                   =================================================================================


(Including securitization)         12/31/2001     3/31/2002     6/30/2002      9/30/2002     12/31/2002       2003
                                   ----------     ---------     ---------      ---------     ----------       ----
SHORT-TERM DEBT                        *              *             *              *             *              *
CONSTRUCTION LOAN                      *              *             *              *             *              *
LONG-TERM DEBT                         *              *             *              *             *              *
SECURITIZATION DEBT                    *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL DEBT                             *              *             *              *             *              *

PREFERRED STOCK                        *              *             *              *             *              *
                                       *              *             *              *             *              *
COMMON STOCK & APIC                    *              *             *              *             *              *
RETAINED EARNINGS                      *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
COMMON EQUITY                          *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                   *              *             *              *             *              *
                                   =================================================================================


TOTAL DEBT                             *              *             *              *             *              *
PREFERRED STOCK                        *              *             *              *             *              *
COMMON EQUITY                          *              *             *              *             *              *
                                   ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                   *              *             *              *             *              *
                                   =================================================================================

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.